EXHIBIT 10.1

LEASE AGREEMENT

executed by and between

SARCOM Properties, Inc. - lessor

AND

AF Services, LLC - lessee

dated: December 1, 2009

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	INITIAL TERM	2
3.	BASE RENT	2
4.	OPERATING, MAINTENANCE, TAXES, AND OTHER EXPENSES	2
5.	BUDGET FOR OPERATING, MAINTENANCE, TAXES AND OTHER EXPENSES	5
6.	CONSTRUCTION AND COMPLETION OF THE PREMISES	6
7.	OPTION TO TERMINATE	7
8.	FORCE MAJEURE	7
9.	ASSIGNMENT BY LESSOR	7
10.	LIMITATION ON SERVICES	8
11.	QUIET ENJOYMENT	8
12.	CERTAIN RIGHTS RESERVED TO THE LESSOR	8
13.	CERTAIN RIGHTS OF LESSEE	9
14.	ESTOPPEL CERTIFICATES	9
15.	WAIVER OF CERTAIN CLAIMS BY LESSEE	9
16.	WAIVER OF CERTAIN CLAIMS BY LESSOR	10
17.	MUTUAL WAIVER OF SUBROGATION	10
18.	INDEMNIFICATION	11
19.	LIABILITY INSURANCE	11
20.	FIRE AND EXTENDED COVERAGE INSURANCE	12
21.	HOLDING OVER	12
22.	ASSIGNMENT AND SUBLETTING	12
23.	CONDITION OF PREMISES	13
24.	USE OF PREMISES	13
25.	GENERAL REPAIRS BY LESSOR/MAINTENANCE BY LESSEE	13
26.	DAMAGE OR DESTRUCTION TO THE BUILDING	14
27.	EMINENT DOMAIN	14
28.	LESSOR’S REMEDIES	15
29.	SUBORDINATION OF LEASE	17
30.	NOTICES AND CONSENTS	18
31.	NO ESTATE IN LAND	18
32.	INVALIDITY OF PARTICULAR PROVISIONS	18
33.	MISCELLANEOUS TAXES	18
34.	BROKERAGE	19
35.	SPECIAL STIPULATIONS	19
36.	SECURITY DEPOSIT	20
37.	LIMITATION OF LESSOR’S LIABILITY	20
38.	FINANCIAL STATEMENTS	20
39.	HAZARDOUS SUBSTANCES	20

Exhibit A – Legal Description
Exhibit B – Premises
Exhibit C – Tenant Improvements

I

Exhibit D - Rules and Regulations
Exhibit E – PC Mall, Inc. Guarantee

II

LEASE AGREEMENT

By this Lease Agreement (hereafter sometimes referred to as the “Lease”) dated this 19th day of February, 2010, by and between, SARCOM Properties, Inc., an Ohio corporation, organized under the laws of the State of Ohio (hereafter referred to as the “Lessor”) and AF Services, a limited liability company organized under the laws of the State of Delaware (hereafter referred to as the “Lessee”), Lessor hereby leases unto Lessee, and Lessee accepts and leases from Lessor the Premises as hereinafter described for the term, the rent, and subject to the conditions and covenants hereinafter provided.

In consideration thereof, the parties covenant and agree as follows:

1.           DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the following meanings herein specified.

(a)
The term “Real Property” shall mean a certain tract of real estate commonly known as 8337 Green Meadows Drive, Lewis Center, Ohio, the legal description of which is attached hereto and marked as Exhibit “A.”

(b)
The term “Building” shall mean a 2-story building containing approximately one hundred forty-four thousand (144,000) leasable square feet of space, more or less, located upon the Real Property as hereinabove defined.

(c)
The term “Premises” shall mean the one-hundred twenty-one thousand four hundred eighty-six (121,486) leasable square feet of the Building as outlined on the diagram attached hereto and marked as Exhibit “B.”

(d)
The term “Common Area” shall mean all areas, space, equipment, improvements and facilities located on the Real Property and in or near the Building provided by Lessor for the common or joint use and benefit of the occupants of the Building, their agents, employees, servants, and invitees, including but not limited to, the parking areas, driveways, entrances, exits, sidewalks, ramps and landscaped areas.

(e)
The term “Real Estate Taxes and Assessments” shall mean all real estate taxes and any special assessments accruing during the term of the Lease, or any taxes which shall be levied in lieu of such taxes on the gross rentals of the Real Property and Building, but shall not include any penalties or interest payable by reason of failure to pay such taxes and assessments, except to the extent that such penalties or interest have been assessed as a result of Lessee’s failure to timely pay Additional Rent as defined herein.

2.           INITIAL TERM

The term of this Lease shall commence on the 1st day of January, 2010 (hereafter the “Commencement Date”) and shall expire (unless sooner terminated pursuant to provisions contained herein) on the 31st day of December, 2014, for a term of five (5) years.

3.           BASE RENT

The Lessee shall pay to the Lessor as annual Base Rent, in legal tender at the Lessor’s address at 1297 Sherborne Lane, Powell, OH 43065, or such other address as may be designated by Lessor the annual sum of Five Hundred Forty Thousand and No/100 Dollars ($540,000.00) in equal monthly installments of Forty-Five Thousand and No/100 Dollars ($45,000.00) promptly on the first day of every calendar month of the term, beginning on the Commencement Date.  Beginning on January 1, 2011, the Base Rent shall be increased every twelve (12) months by two percent (2%).   For example, the monthly base rent beginning January 1, 2011 shall by 102% of the monthly base rent due and payable during 2010, and the monthly base rent beginning January 1, 2012 shall be 102% of the monthly base rent due and payable during 2011, etc.

The Base Rent shall be payable without demand, the same being hereby waived, and without any set off or deduction whatsoever.

4.           OPERATING, MAINTENANCE, TAXES, UTILITIES AND OTHER EXPENSES

In addition to the Base Rent specified in Section 3 above, Lessee agrees to pay its proportionate share of Operating, Maintenance, Taxes, Utilities and Other Expenses as hereinafter defined.

The amount of Lessee’s proportionate share of Operating, Maintenance, Taxes, Utilities and Other Expenses within this Section shall be eighty-four and thirty-six one hundredths percent (84.36%) of the total Operating, Maintenance, Taxes, Utilities and Other Expenses as hereafter described.

Operating, Maintenance, Taxes, Utilities and Other Expenses are defined as expenses incurred by a reasonable and prudent operator of an office/warehouse building in Columbus, Ohio, and shall include but not be limited to the following:

(a)	Real Estate Taxes and Assessments as defined in Section 1(e);

(b)
Premiums paid for insurance, including flood, water damage, rental interruption, fire, and extended coverage insurance for the Building and other improvements and for comprehensive public liability insurance, including umbrella coverage, for the Common Areas, Building, and Real Property;

(c)	Cost of all utilities including electricity, gas, water and sewer services for the Building and the Common Areas;

(d)	Janitorial service, landscaping and lawn care, snow removal, and trash removal;

(e)	All maintenance and repairs of Building including but not limited to electrical, plumbing, heating, air conditioning and mechanical, parking areas and access drives, sidewalks and grounds;

(f)	Cost of capital repairs undertaken to maintain the value and condition of the Building and Real Property amortized over their useful life;

(g)	Costs of operating personnel, including salaries and related benefits, auditors’ fees, attorneys’ fees and management fees; and

(h)
Any and all taxes not described within subparagraph (a) herein (i.e., personal property taxes for equipment used to service the Building), except capital gains taxes, corporate, inheritance, estate or income taxes properly assessed against and payable by Lessor.

Operating, Maintenance, Taxes, Utilities and Other Expenses shall specifically exclude, however, the following:  (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements except as set forth in (e) above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers' leasing commissions or compensation and advertising and other marketing expenses; (v) payments to affiliates of the Lessor for goods and/or services in excess of what would be paid to non-affiliated parties for such goods and/or services in an arm's length transaction; (vi) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for common areas of the Building); (vii) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (viii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building; (ix) any expense for which Lessor actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; (x) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (xi) rental under any ground or underlying lease or leases, (xii) overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building, (xiii) contributions to operating expense reserves, (xiv) the cost of correcting defects in the construction of the Building or any common areas; provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects, (xv) legal fees relating to the ownership, construction, leasing, sale of or relating to any litigation in any way involving the Building, or any common areas, or to the enforcement of the terms of any lease, (xvi) any interest or penalty incurred due to the late payment of any operating expense, (xvii) the cost of correcting any applicable building or fire code violation(s) or violations of any other applicable law relating to the Building, or any common areas, and any costs of any penalty or fine incurred for noncompliance with the same, and any costs incurred to comply with laws relating to the removal of Hazardous Substance as defined in Article 39 below) which was in existence in the Building or on the Real Property prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions that it then existed in the Building, would have then required the removal of such Hazardous Substance or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Substance, which Hazardous Substance is brought into the Building after the date hereof Lessor or any other tenant of the Building and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions, that it then exists in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto, (xviii) any personal property taxes of the Lessor for equipment or items not used directly in the operation or maintenance of the Building, not connected therewith, (xix) all bad debt loss, rent loss, or reserve for bad debt or rent loss, (xx) payroll and payroll related expenses for any employees in commercial concessions operated by Lessor, and (xxi) all expenses directly resulting from the gross negligence or willful misconduct of Lessor or its employees.

All Operating, Maintenance, Taxes and Other Expenses shall be determined on the accrual basis; provided however, if any refund or rebate is received directly or indirectly by Lessor, then the amount of such expense shall be based on the amount actually incurred after deduction of any refund or rebate. The total expenses computed for determining Lessee’s share shall not include any expenses charged or properly chargeable to another tenant in the Building because of such tenant’s excessive use of electricity, heating and cooling or because of such tenant’s intentional or negligent damage to the Building or Real Property or such tenant’s breach of its Lease Agreement with Lessor.

During any calendar year, or portion thereof in which less than ninety-five percent (95%) of the total leasable square footage of the Building is leased, Lessor may adjust the Operating, Maintenance, Taxes and Other Expenses which vary with level of occupancy of the Building for that calendar year or portion thereof to reflect what such Operating, Maintenance, Taxes and Other Expenses would have been had the Building been fully leased.  Notwithstanding the foregoing, Landlord shall not profit from Landlord’s collection of Operating, Maintenance, Tax and Other Expenses nor collect in excess of 100% of such expenses actually paid by Landlord.

Lessee shall have the right, exercisable not more often than once each fiscal year, after reasonable notice to Lessor (the "Inspection Notice"), to inspect and photocopy Lessor's accounting records pertaining to the expenses at Lessor's office in the Building. If, after such inspection, Lessee disputes the amount of expenses payable by Lessee, Lessee shall be entitled to retain a national, independent, certified public accountant (the "CPA") to audit and/or review Lessor's records. Lessee shall give Lessor thirty (30) days notice that Lessee intends to cause Lessor's books and records with respect to the preceding fiscal year to be audited, identifying the expense in question and setting out in reasonable detail the reason why such expense should not be binding on Lessee. If Lessee does not cause such audit to be accomplished within ninety (90) days after Lessor's receipt of the Inspection Notice, Lessee's right to object to any such expense shall terminate. Lessee shall pay all costs of such audit (including, without limitation, any and all copying costs), unless the actual amount of Additional Rent for any fiscal period is determined by the CPA to be five percent (5%) greater than the amount of Additional Rent for the same fiscal period set forth in the actual expenses submitted to Lessee by Lessor, in which event Lessor shall pay for the audit. Any such audit shall occur only in such offices and such location at the Building as Lessor shall designate. The amount of Additional Rent payable by Lessee to Lessor shall be appropriately adjusted on the basis of such audit and, if the audit shows (a) that Lessor has overcharged Lessee, then Lessor shall credit such overcharge against the next installment of Rent coming due hereunder or (b) that Lessor has undercharged Lessee, then Lessee shall pay to Lessor such amount due as additional rent within thirty (30) days following the completion of such audit.

The payment of the Lessee’s proportionate share of Operating, Maintenance, Taxes and Other Expenses shall be considered as Additional Rent, and shall be paid in accordance with Section 5 entitled Budget for Operating, Maintenance, Utilities, Taxes and Other Expenses.

5.	BUDGET FOR OPERATING, MAINTENANCE, UTILITIES, TAXES AND OTHER EXPENSES

Relative to the payment of Lessee’s proportionate share of Operating, Maintenance, Taxes, Utilities and Other Expenses, the Lessor shall provide prior to the Commencement Date an estimate, upon review of all reasonably ascertainable information, of its total projected costs for the same for the next ensuing calendar year or the remaining portion of the existing calendar year as Lessor shall determine.  Lessor shall thereafter provide to Lessee a statement indicating the same, and the Lessee’s proportionate share of the same, and the Lessee’s respective monthly contribution of the same.

Lessee shall thereafter pay in advance, on the first day of every calendar month of the term, without demand, the same being hereby waived, and without any set off or deduction whatsoever, and in accordance with all the terms and conditions relative to the payment of Base Rent, its monthly contributions as so projected.  These sums are sometimes herein referred to as Additional Rent.

Lessor shall upon completion of each calendar year diligently prepare an accounting of the actual costs incurred relative to the same including the Lessee’s proportionate share of such actual costs.  Lessor shall provide such an accounting to Lessee upon completion of the same, but in no event later than April 1 of such year.  Thereafter, Lessee may upon reasonable notice and during normal business hours, review the books and records of the Lessor as they relate to such estimates and/or accountings, and Lessee may, upon payment of any costs associated therewith, obtain copies of the same.

With respect to Lessee’s proportionate share, upon determination of the actual costs incurred as set forth above, if such actual costs incurred by Lessor exceed the actual amounts paid by Lessee pursuant to the estimated payments as described above, Lessee shall promptly pay over unto Lessor an amount equal to the difference between the actual costs incurred by Lessor, and the actual amount paid by Lessee relative to such items within ten (10) days of receipt of accounting of such expenses.  In the event the actual amount paid by Lessee exceeded the actual costs incurred by Lessor, Lessee may if Lessee is not otherwise in default of any of the terms and conditions of this Lease requiring payment of monies (i.e., Base Rent or Additional Rent), at Lessee’s option, elect to receive prompt reimbursement of the difference between the amount actually paid by Lessee and the actual costs incurred by Lessor, or Lessee may elect to apply the differences as a credit toward Additional Rent next due and payable.  In no case shall either party be required to pay the other interest on any over-payment made by virtue of this plan and budget for payment of Operating, Maintenance, Taxes and Other Expenses.

At Lessee’s option, Lessee may as an alternative continue the current practice of managing and paying for all OPERATING, MAINTENANCE, UTILITIES, and TAXES and OTHER EXPENSES and then on a quarterly basis deduct from the monthly lease expense 15.64% of that quarter’s OPERATING, MAINTENANCE, UTILITIES, TAXES and OTHER  EXPENSES as a credit against that month’s lease expense.  If this alternative is selected, Lessee shall provide Lessor with an accounting of all expenses paid by Lessee.   Lessor may deduct from that credit 84.36% of any expenses paid by Lessor during that quarter for OPERATING, MAINTENANCE, UTILITIES, TAXES and OTHER EXPENSES.

6.           CONSTRUCTION AND COMPLETION OF THE PREMISES

Lessor agrees to construct the tenant improvements within the Premises in compliance with the schedule of work attached hereto and marked as Exhibit “C” and the final tenant improvement plans and specifications prepared in accordance therewith.  Lessee shall not do anything or fail to do anything required of Lessee under this Lease, that will cause a delay in the completion of the construction of the tenant improvements within the Premises, or that will increase the costs of such construction.

7.        OPTION TO TERMINATE

Lessee shall have the right (the “Early Termination Right”) to vacate all or a portion of the existing warehouse space and terminate its tenancy regarding the same (the “Returned Space”) effective on the date (the “Early Termination Date”) that is no less than ninety (90) days’ following written notice from Lessee to Lessor which may be delivered at any time following the thirty-sixth (36th) month of the term upon the conditions set forth below.

7.1           Lessee may not exercise the Early Termination Right in the event Lessee is in default beyond applicable notice and cure periods under any of the terms, conditions, covenants or provisions of this Lease, either at the time of Lessee's intent to exercise the Early Termination Right or as of the Early Termination Date.

7.2           Lessee shall give to Lessor written notice (the “Termination Notice”) of Lessee's election to exercise the Early Termination Right no later than ninety (90) days prior to the intended Early Termination Date.  The Termination Notice shall specify the Returned Space and the Early Termination Date.

7.3           Upon the Early Termination Date, Lessee shall vacate the Returned Warehouse Space in the condition and upon the terms set forth in the Lease as if the Term had otherwise expired.  In the event that the Returned Space is a portion of the Premises, this Lease shall otherwise remain in full force and effect, provided, however, (i) Base Rent shall be reduced by $2.50 per rentable square foot attributable to the Returned Space, and (ii) Lessee’s share of Operating, Maintenance, Taxes, Utilities and Other Expenses shall be reduced by the actual costs attributable to the Returned Space as reasonably determined by Landlord.

8.	FORCE MAJEURE

In the event the Lessor shall be delayed or hindered or prevented in the performance of any obligations required under the Lease by reasons of strike, lockouts, inability to procure labor or materials, failure of power, fire or other acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Lessor, then the performance of such obligations shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of any such delay.

9.           ASSIGNMENT BY LESSOR

If Lessor shall sell, assign, transfer or convey the Real Property and/or Building, such sale, assignment, conveyance or transfer shall be subject to this Lease, and Lessee shall look to the assignee or transferee of Lessor’s interest in this Lease for the performance of Lessor’s obligations hereunder, and the Lessor shall from and after such assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease arising after the date of such assignment.  Lessor shall send notice to Lessee of any such sale, assignment, transfer or conveyance at least thirty (30) days prior to the date that the next Base Rent and/or Additional Rent shall be due.  Lessor shall transfer any applicable rent paid in advance or security deposit held by Lessor, if any,  to such transferee.

10.	LIMITATION ON SERVICES

Lessor shall not be responsible for providing or maintaining any specialized use of heating, electricity or energy for Lessee’s special needs or uses including, but not limited to, highly regulated and controlled heating, electricity and energy for the operation of computers and related equipment (not desk top personal computers), communication equipment, dedicated lines, microwave energy and the like.  Lessee shall be solely responsible for providing specialized energy and power needs to its satisfaction and herein specifically releases Lessor from any damages resulting to Lessee for any interruption of power and energy supplied by Lessor to Lessee, except to the extent such interruption is caused by the negligence or willful misconduct of Lessor or Lessor’s employees, contractors or agents.

11.           QUIET ENJOYMENT

So long as the Lessee shall observe and perform the covenants and agreements binding on it hereunder, the Lessee shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises and use of the Common Areas, without any encumbrance and hindrance by, from, or through the Lessor.

12.           CERTAIN RIGHTS RESERVED TO THE LESSOR

The Lessor reserves the following rights:

(a)	To have pass keys to the Premises.

(b)
On reasonable prior notice to the Lessee (but in no event upon less than two (2) business days’ prior written notice), to exhibit the Premises to prospective tenants and to any prospective purchaser, mortgagee, or assignee of any mortgage secured by the Real Property and to others having a legitimate interest at any time during the term.

(c)
At any time in the event of an emergency, and otherwise at reasonable times upon reasonable prior written notice, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection, or preservation of the Premises or the Building or the Lessor’s interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority.  Relative to the same,

Lessor shall use reasonable efforts to minimize disturbance of Lessee, its employees, agents, and invitees.

(d)	To install and maintain a sign or signs on the Real Property and/or on the exterior and/or interior of the Building.

13.	CERTAIN RIGHTS OF LESSEE

The Lessee is hereby granted the following right:

(a)	To maintain a sign on the Premises and on the building provided the same is in compliance with local zoning codes.

14.	ESTOPPEL CERTIFICATES

The Lessee, shall within ten (10) days after the written request of Lessor, execute, acknowledge, and deliver to the Lessor or to Lessor’s mortgagee, proposed mortgagee, or proposed purchaser of the Building and/or Real Property or any part thereof, reasonable estoppel certificates requested by Lessor from time-to-time, which estoppel certificates shall show whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether the term of the Lease has commenced and full rental is accruing; whether there are any defaults by Lessor and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Lessor have been completed; whether Base Rent and/or Additional Rent has been paid more than thirty (30) days in advance; whether there are any liens, charges, or offsets against Rentals of any type due or to become due; and whether the address shown on such estoppel certificate is accurate, and such other matters reasonably requested.

15.	WAIVER OF CERTAIN CLAIMS BY LESSEE

Except to the extend caused by the gross negligence or willful misconduct of Lessor, or Lessor’s employees, contractors or agents, Lessee hereby waives:

(a)
All claims it may have against the Lessor, and against the Lessor’s agents and employees for damage to person or property sustained by the Lessee or by any occupant of the Premises, or by any other person, resulting directly or indirectly from any act or neglect of any tenant, occupant, or visitor (specifically excluding agents or employees of Lessor acting in the course and scope of their employment) on or about the Common Areas or the Premises, or any part thereof.

(b)	All claims of theft or misappropriation of personal property belonging to the Lessee or any occupant of the Premises that is in or on any part of the Common Areas, Building, or the Premises.

(c)
Any claims of damage or loss to fixtures, equipment, merchandise or other personal property of Lessee or any occupant of the Premises or any part thereof located anywhere in or on any part of the Common Areas, Building, or Premises caused by fire, leak or flow of water (including water from the elevator system), explosion, sewer backup, breakage, leakage, obstruction, or other defect of the pipes, sprinklers, wires, plumbing, air conditioning or lighting fixtures, acts of God, public enemies, injunction, riot, strike, insurrection, war, court order, steam, rain or from any cause beyond Lessor’s control, or any other insurable hazards, regardless of the cause thereof, and Lessee does hereby expressly release Lessor of and from any and all liability for such damages or loss.

(d)
All claims of liability for any damage or loss resulting from business interruption at the Premises arising out of or incident to the occurrence of any of the perils which can be covered by a business interruption insurance policy and Lessee hereby expressly releases Lessor of and from any and all liability for such damages or loss.

Nothing contained within this Section shall release Lessor from the fraudulent conduct of Lessor or any duties or obligations required to be performed by Lessor pursuant to law.

16.	WAIVER OF CERTAIN CLAIMS BY LESSOR

Lessee shall not be liable for any damage to the Real Property, Building, Common Areas, or Premises or any part thereof caused by fire or other insurable hazards, regardless of the cause thereof (except to the extent the same is the result of the gross negligence or willful misconduct of Lessee or Lessee’s employees, contractors or agents), and Lessor hereby expressly releases Lessee of and from any and all liability for such damages or loss.

17.           MUTUAL WAIVER OF SUBROGATION

Any waiver of claims and/or releases described within this Lease shall not be limited to the liability of the parties to each other; it shall also apply to the liability of any person claiming through or under the parties pursuant to a right of subrogation or otherwise.  The waiver of claims or release shall not apply to loss or damage to property of a party unless the loss or damage occurs when the applicable insurance policy of the party contains a clause or endorsement to the effect that the release will not adversely affect or impair the policy or prejudice the rights of the insured to recover under the policy.  In the event an insurance company is unwilling to include such a clause or endorsement in a policy carried by a party, the party required to carry the insurance shall give notice in writing to the other party of the unwillingness of the insurance company to provide such clause or endorsement in the policy.  In such event, both parties shall take immediate action to assure that insurance is obtained through a company that is willing to include such a clause or endorsement in the policy.

18.	INDEMNIFICATION

Except to the extent caused by the negligence or willful misconduct of Lessor, or Lessor’s employees, contractors or agents, Lessee indemnifies Lessor, each partner of Lessor, and each employee and agent of Lessor, of Lessor against any loss, liability, or damages incurred in connection with or arising from: (I) the use or occupancy of the Premises by Lessee or any person claiming under Lessee; (ii) any activity, work, or thing done or permitted to be done by Lessee in the Premises; (iii) any negligent acts or omissions of Lessee or any person claiming under Lessee; (iv) any breach, violation, or non-performance by Lessee or any person claiming under Lessee of any term, covenant, or provision of this Lease, or any law, ordinance or governmental requirement of any kind; or (v) any injury or damage to person, property, or business of Lessee, its employees, agents, or any other person entering upon the Premises or on the Real Property under the express or implied invitation of Lessee.

Lessee shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided above applies, and shall pay any judgments which result from the lawsuits.  “Lawsuits” includes arbitration proceedings and administrative proceedings, and all other governmental and quasi-governmental proceedings.  “Liabilities” includes the fees and disbursements of attorneys and witnesses.

Lessee agrees to the extent it is required to obtain insurance pursuant to this Lease, all such policies shall contain a broad form contractual liability endorsement obligating its insurance carrier to comply with the terms of this Section.

19.           LIABILITY INSURANCE

Lessor shall maintain comprehensive public liability insurance with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for bodily injury and One Hundred Thousand and 00/100 ($100,000.00) for property damage for injuries or damages occurring in connection with the use of the Common Areas.

Lessee shall maintain comprehensive public liability insurance with limits of not less than One Million and 00/100 ($1,000,000.00) for bodily injury and One Hundred Thousand and 00/100 ($100,000.00) per claim for property damage for injuries or damages occurring in or about the Premises.  Lessor shall be named as “additional insured” under such policy.  Evidence of such insurance shall be provided on the date Lessee takes occupancy of the Premises.

20.           FIRE AND EXTENDED COVERAGE INSURANCE

Lessee shall maintain during the term a fire and extended coverage insurance policy with respect to the Premises.  The coverage limits shall not be less than the reasonable estimate of the cost of replacing the Premises.  The cost of replacing the Premises, as applicable, means the cost of replacing damage to the same as determined by Lessor with new materials of like kind and quality, except for foundation, footings, and other building elements customarily excluded from applicable coverages.

21.           HOLDING OVER

If the Lessee retains possession of the Premises or any part thereof after the expiration of the term of the Lease, the Lessee shall pay the Lessor Base Rent at one and one-half the monthly rate in effect immediately prior to the termination of the term for the time the Lessee remains in possession.  The Lessee shall also pay its pro-rata share of Operating, Maintenance, Taxes, and Other Expenses as defined in Section 4.  In addition thereto, Lessee shall be liable to Lessor for all damages, incidental, consequential, indirect and direct, sustained by reason of the Lessee’s retention of possession.  The provisions of this Section do not exclude the Lessor’s rights of re-entry or any other right provided hereunder or available at law or in equity.  No such holding-over shall be deemed to constitute a renewal or extension of the term hereof; however, all other provisions of this Lease, including the payment of Additional Rent, shall remain in full force and effect.

22.           ASSIGNMENT AND SUBLETTING

The Lessee shall not, without the Lessor’s prior written consent, which consent shall not be unreasonably: (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than the Lessee.  Notwithstanding the foregoing, in no event shall Lessor be deemed to have unreasonably withheld its consent in the event that Lessee desires to enter into an assignment with an entity that fails to have similar financial strength of Lessee.

If this Lease is assigned or if the Premises or any part thereof be sublet or occupied by anybody other than the Lessee, with the consent of Lessor as stated above, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Lessee’s covenants contained in this Lease or the acceptance of such assignee, subtenant or occupant as Lessee, or a release of Lessee from further performance by Lessee or covenants on the part of Lessee herein contained.

In the event a sublease or assignment is made with the Lessor’s prior written consent, as herein provided, Lessee shall pay Lessor a charge of Three Hundred Fifty and 00/100 Dollars ($350.00) as reimbursement for necessary legal and accounting services required by Lessor to accomplish such assignment or subletting.  Said amount shall be deemed to be Additional Rent under the terms of this lease.

If the Premises are sublet or assigned in full at a Base Rent higher than the Base Rent required to be paid by Lessee, the difference shall be shared equally by Lessor and Lessee after deductions therefrom of any leasing commissions and any alteration expenses actually incurred and paid for by Lessee in connection with such subletting or assignment.

23.           CONDITION OF PREMISES

On the expiration or termination of the Lease, Lessee shall return the Premises “broom clean” and in as good condition as when the Lessee took possession, ordinary wear and tear and loss by fire or other insured casualty excepted.

24.           USE OF PREMISES

Lessee shall use the Premises for general office, warehouse and distribution purposes and for no other purposes.  Lessor hereby represents and warrants that the Premises, as of the commencement of this Lease, comply with all applicable laws, regulations and ordinances for the use contemplated above.

Lessee shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to the Lessee’s use thereof, and to this end and without limitation Lessee expressly covenants not to bring (or allow to be brought) into the Premises any substances which have been defined as “hazardous” or “toxic” substances under any applicable federal and/or state law, rule and/or regulation.  Notwithstanding the foregoing, Lessee shall have no obligation to construct or install any capital improvement in order to cause the Premises or Building to comply with applicable law.

25.           GENERAL REPAIRS BY LESSOR/MAINTENANCE BY LESSEE

Lessee shall give to Lessor prompt notice of any repairs which are necessary to the Building and/or Real Property.  Lessor shall thereafter make all such necessary repairs to the Building and upon the Real Property in a prompt and workmanlike manner, and shall further make any repairs or improvements or changes to the Building or Real Property required by any governmental authority having jurisdiction over such matters.

Except with respect to Building systems and/or components located within or running through the Premises, Lessor shall not be required to repair or maintain the interior of the Premises or to make any repairs or replacements or any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises all of which shall be maintained by and remain responsibility of Lessee.

26.           DAMAGE OR DESTRUCTION TO THE BUILDING

If the Premises or any substantial part of the Premises is damaged or destroyed by fire or other casualty, such that the damage cannot be replaced or repaired within One Hundred Eighty (180) days thereafter, either party may by written notice to the other, terminate this Lease, which termination shall be effective as of the date of such damage.

If as a result of fire or other casualty the Premises are made partially or completely untenable, and the Lease is not terminated as provided above, this Lease shall remain in full force and effect and the Rents (Base and Additional) shall abate during such time as the Premises are untenable; provided, however, if Lessee occupies part of the space, Rents (Base and Additional) shall be abated by an amount determined by multiplying the Rent (Base and Additional) by a fraction of the numerator of which is the leasable space which cannot be occupied and the denominator of which is the total leasable square footage within the Premises.

Unless this Lease is terminated as hereinabove provided, this Lease shall remain in full force and effect and Lessor shall proceed with due diligence to restore, repair, and replace the Premises and Building to substantially the same condition as it was in as of the Commencement Date.  Lessor shall be under no duty to restore any alterations, improvements or additions made by the Lessee or by Lessor at Lessee’s request after the Commencement Date, unless the same are covered by proceeds of insurance designated for the same and available to Lessor in which case Lessor shall restore the same.  In all cases, due allowances in the completion of the repairs shall be given to the Lessor for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties, inability to obtain supplies or materials or any cause beyond Lessor’s control.

27.           EMINENT DOMAIN

(a)
In the event that title to all of the Real Property containing the entire Building, or a portion of the Real Property containing a substantial part of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in the name of the condemning authority and the Lessor shall be entitled to receive the entire award granted in connection therewith, the Lessee hereby assigning to the Lessor the Lessee’s interest therein, if any.  However, nothing herein shall be deemed to require Lessee to assign to Lessor any award made specifically to Lessee for the taking of personal property or fixtures belonging to Lessee or for the interruption of or damage to Lessee’s business or for Lessee’s moving expenses.

(b)
In the event that title to a portion of the Real Property containing no portion of the Building shall be so condemned or taken and provided the same does not reduce the number of parking spaces available to Lessee below that required by zoning code for Lessee’s use of the Premises, this Lease shall remain in full force and effect without rent abatement, apportionment, or other alteration whatsoever, and Lessor shall be entitled to receive any award paid by the condemning authority, the Lessee hereby assigning to Lessor the Lessee’s interest therein, if any.  If however, such taking reduces the number of parking spaces available to Lessee below that which the applicable zoning code requirement for Lessee’s use of the Premises would require, and Lessor cannot provide reasonably suitable alternative parking within thirty (30) days thereafter, then Lessee shall have the right to cancel this Lease upon written notice to Lessor exercised within ten (10) days following the day Lessor acknowledges in writing its inability to provide reasonably suitable alternative parking, or the expiration of the thirty (30) day period described above, whichever shall first occur.

(c)
For the purpose of this Section, a sale to a public or quasi-public authority under threat or condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

28.           LESSOR’S REMEDIES

All rights and remedies of the Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity.   In addition to the other remedies provided in this Lease, the Lessor shall be entitled to the restraint by injunction without bond of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

(a)
If the Lessee shall: (i) apply for a consent to the appointment of a receiver or trustee of the Lessee or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of an insolvency law; or (v) file an answer admitting the material allegations of a petition filed against the Lessee in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating the Lessee a bankrupt or insolvent or approving a petition seeking reorganization of the Lessee or appointing a receiver or trustee of the Lessee or of all or a substantial part of its assets, then in any of such events, the Lessor may give to the Lessee a notice of intention to end the term of this Lease specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of the Lessee hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

(b)
If Lessee fails to pay any installment of Base Rent or Additional Rent within five days after the same is due, Lessee shall pay Lessor a charge of Two Hundred Fifty and 00/100 Dollars ($250.00) to defer Lessor’s additional administrative costs associated with the same.  Lessee shall pay in addition to the Two Hundred Fifty and 00/100 Dollars ($250.00) charge described in the immediately preceding sentence, interest on the unpaid installment(s) of Base Rent and/or Additional Rent at Four Percent (4%) over the Prime Rate of Interest as described within the Wall Street Journal or the maximum amount allowed by law (if such a limitation does so exist), whichever is greater, from the date such installment(s) was due.  If Lessee fails to pay Base Rent or Additional Rent within thirty (30) days of the date the same is due, or in the event Lessee fails to cure any other default in this Lease within thirty (30) days after receipt of notice to cure the same (or if such default cannot be so cured in thirty (30) days, Lessee fails to commence to cure the same and prosecute such cure continuously to completion), then Lessor may terminate this Lease or terminate Lessee’s possession under the Lease without terminating the Lease and endeavor to relet the same.  Nothing herein shall relieve Lessee of its obligation to pay Base Rent or Additional Rent.

(c)
Upon termination of this Lease, Lessee shall surrender the Premises and deliver possession thereof to Lessor.  If Lessee fails to vacate the Premises, Lessor may obtain possession of the Premises in the manner provided or allowed by law.

(d)
If the Lessor elects, without terminating the Lease, to endeavor to relet the Premises, the Lessor may, at the Lessor’s option, enter into the Premises, remove the Lessee’s signs and other evidence of tenancy, and take and hold possession thereof as provided in Paragraph (c) of this Section provided, without such entry and possession terminating the Lease or releasing the Lessee in whole or in part, from the Lessee’s obligation to pay the Base Rent and Additional Rent hereunder for the full term as hereinafter provided.  Upon and after entry into possession without termination of the Lease, the Lessor may relet the Premises or any part thereof for the account of the Lessee at the fair market rents for which there shall exist for the purpose of establishing the same a rebuttable presumption that the rents as agreed to by Lessor upon such re-rental of the Premises are, in fact, fair market rents (it being the intent of the later portion of this sentence to place the burden on the defaulting Lessee to establish that the rents as agreed to by the non-defaulting Lessor are not fair market rentals, rather than placing the burden on the non-defaulting

Lessor to establish that the same fair market rents).  If the rents collected by Lessor upon such reletting are not sufficient to pay monthly the full amount of the Base Rent and Additional Rent due hereunder plus the costs of reletting the same, including advertising, leasing commissions, attorney fees and the costs of retrofitting the tenant improvements, Lessee shall pay to Lessor the amount of the deficiency in full on demand.

(e)
If the Lessor elects to terminate the Lease, the Lessor shall be entitled to immediately accelerate and forthwith recover as damages the aggregate Base Rent and Additional Rent provided for in the Lease.

(f)
Any property of Lessee not removed from the Premises within thirty (30) days after the Premises are vacated by Lessee shall be deemed abandoned by Lessee and may be retained by Lessor as its property or disposed of in such manner as Lessor may see fit.  Any and all property removed by Lessor by authority of this Lease or law which belongs to Lessee shall be removed and/or stored at the risk and expense of Lessee.

29.	SUBORDINATION OF LEASE

This Lease is and shall be subject to and subordinate to any and all mortgages now existing upon or that may be hereafter placed upon the Building and/or the Real Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of any such mortgages to the full extent of all sums secured thereby.  This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination and the recording of any such mortgage shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording.  In confirmation of such subordination, Lessee shall on request of Lessor or the holder of any mortgage execute and deliver to Lessor within ten (10) days any instrument that Lessor or such holder may reasonably request provided the same contains language substantially similar to that set forth within the next following paragraph, and to this end Lessee acknowledges that such instrument may also require certain additional reasonable affirmative obligations be undertaken by Lessee not heretofore set forth within this Lease such as the obligation of Lessee to notify the mortgage company granting the non-disturbance agreement described in the next following sentence in the event of a default by Lessor under this Lease.

Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee thereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the purchaser at such foreclosure, sale or other action or proceeding.

30.	NOTICES AND CONSENTS

All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be given personally with return receipt requested or by United States Certified or Registered Mail, postage prepaid, return receipt requested or by overnight courier service (e.g. Federal Express).  Such notice shall be deemed given on the date inscribed on the return receipt.  Such notice shall be directed: (a) if for the Lessee, to the Lessee at the Building, or at such other place as the Lessee may from time-to-time designate by notice to the Lessor; or (b) if for the Lessor, to 1297 Sherborne Lane, Powell, OH 43065, or at such other place as the Lessor may from time-to-time designate by notice to the Lessee.  All consents and approvals provided for herein must be in writing to be valid.  If the term Lessee as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any on of such persons shall be deemed to have been duly given to Lessee.

31.	NO ESTATE IN LAND

This contract and Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor except that of the tenancy described herein; and Lessee shall have only the rights of enjoyment stated herein of property vested in the Lessor which rights are not subject to levy and sale.

32.           INVALIDITY OF PARTICULAR PROVISIONS

If any clause or provision of this Lease is or become illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

33.           MISCELLANEOUS TAXES

Lessee shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment, and all other personal property of Lessee located in the Premises, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately, from the property of Lessor.  In the event any or all of Lessee’s fixtures, furnishings, equipment and other personal property, or upon Lessee’s occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee’s fixtures, furnishings, equipment or personal property.

34.	BROKERAGE

Lessee and Lessor each represent to the other that they have not dealt with any broker or agent in connection with this transaction, and each agrees to hold the other harmless from any claim for any other commission made by a party claiming to have worked with the other.

35.	SPECIAL STIPULATIONS

(a)
No receipt of money by the Lessor from the Lessee after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Lessor’s consent is required.

(b)
No waiver of any default of the Lessee hereunder shall be implied from any omission by the Lessor to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

(c)
It is understood that the Lessor may occupy portions of the Building in the conduct of the Lessor’s business.  In such event, all references herein to other tenants of the Building shall be deemed to include the Lessor as an occupant.

(d)
All of the covenants of the Lessee hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

(e)	This Lease shall not be recorded by either party without the consent of the other.

(f)	Neither party has made any representations or promises, except as contained herein, or in some further writing signed by the party making such representation or promise.

(g)
Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Lessor and the Lessee and their respective heirs, legal representatives, successors and assigns.

(h)	If because of any act or omission of Lessee, a mechanic’s lien is filed against the Lessor or the real estate, Lessee shall hold Lessor harmless therefrom.

(i)	This Lease shall not be binding until signed by both parties.

(j)
No acceptance by Lessor of a lesser sum than the Base Rent and/or Additional Rent, or any other charge then due shall be deemed other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or charge or other monies owing by Lessee or pursue any other remedy in this Lease provided.

36.	SECURITY DEPOSIT

Lessee has deposited with Lessor the sum of zero Dollars ($ 0) as security for the full and faithful performance of every provision of this Lease to be performed by Lessee.

37.	LIMITATION OF LESSOR’S LIABILITY

(a)
The individual partners of Lessor shall have no personal liability with respect to any of the provisions of this Lease or any obligation arising from, or in connection with this Lease.  If Lessor or any successor in interest shall be a joint venture or a partnership, the members of the joint venture or the partnership shall have no personal liability with respect to any provisions of this Lease or any obligation arising from or in connection with this Lease.

(b)
If Lessee shall assert a claim against Lessor, and Lessor is the owner of the Real Property, Building, Common Areas, and Premises at the time the claim is asserted, Lessee shall look solely to Lessor’s ownership interest in such Real Property, Building, Common Areas, and Premises for satisfaction of all remedies of Lessees.

38.	FINANCIAL STATEMENTS

Upon request, the Lessee shall provide financial statements to Lessor and/or Lessor’s lending institution; provided however, Lessor shall cause such financial statements to be kept confidential.

39.           HAZARDOUS SUBSTANCES

(a)	Lessor and Lessee hereby covenant and agree that the following terms shall have the following meanings:

(i)
“Environmental Laws” mean all federal, state, and local laws, statutes, ordinances, and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives with respect thereto.

(ii)
“Hazardous Substance” means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Law.

(iii)
“Indemnities” means Lessor, its respective successors and assignees, its respective partners, officers, directors, employees, agents, representatives, contractors and subcontractors, and any subsequent owner of the Real Property and Building who acquires title thereto from or through Lessor.

(iv)
“Release” has the same meaning as given to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

(b)	Lessee covenants and agrees with Lessor as follows:

(i)
Lessee shall keep, and shall cause all occupants of the Premises to keep the Premises and the Common Areas which are used by the Lessee, or any occupant of the Premises, free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced, or disposed of in the normal operation of the Premises as an office building, in accordance with all Environmental Laws.

(ii)	Lessee shall comply with, and shall cause all occupants of the Premises to comply with all Environmental Laws.

(iii)
Lessee shall promptly provide Lessor with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at, or from the Real Property and Building or any property adjacent to or within the immediate vicinity of the Real Property and Building.

(iv)
Lessee shall undertake and complete all investigations, studies, sampling, and testing for Hazardous Substances required by Lessor and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove, and clean up all Hazardous Substances that are determined to be present at the Premises or within Common Areas (if as a result of the actions or inactions of Lessee or any occupant of the Premises) in violation of any Environmental Laws.

(v)
Lessor shall have the right, but not the obligation, to cure any violation by Lessee of the Environmental Laws and Lessor’s costs and expense to so cure shall be the responsibility of Lessee under this Lease Agreement.

(c)
Lessee covenants and agrees, at its sole cost and expense, to indemnify, defend, and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements, and/or expenses (including, without limitation, reasonable attorneys’ and experts’ fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by, asserted, or awarded against Indemnitee arising out of the actions or inactions of Lessee or any occupant of the Premises, and (i) the storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance on the Premises; (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release on the Premises or on the Real Property; (iii) human exposure to any Hazardous Substance on the Premises or on the Real Property; (iv) a violation of any Environmental Law on the Premises or on the Real Property; or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Lessee herein (collectively, the “Indemnified Matters”).

The Liability of Lessee to Indemnitee hereunder shall in no way be limited, abridged, impaired, or otherwise affected by: (i) the release, expiration, or termination of this Lease; (ii) any applicable statute of limitations; (iii) the assignment of this Lease Agreement by Lessor or Lessee; (iv) the sale, transfer, or conveyance of all or part of the Real Property and Building; (v) the dissolution or liquidation of Lessee; (vi) the death or legal incapacity of Lessee; (vii) the release or discharge, in whole or in part, of Lessee in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding; or (viii) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Lessee under this Lease Agreement.

The foregoing indemnity shall be in addition to any and all other obligations and liabilities Lessee may have to Lessor at common law.

Notwithstanding the foregoing, this Article 39 shall be inapplicable to any Hazardous Substance that exists on the Real Property prior to Lessee’s or its affiliate’s or predecessor’s occupancy of the same.

IN WITNESS WHEREOF, Lessor and Lessee have signed this Lease on the date first above written.

Signed and Acknowledged
in the Presence of:

Witness to Lessor

Witness to Lessor

Witness to Lessee

Witness to Lessee

LESSOR:

SARCOM Properties, Inc.
By:         /s/ Randy Wilcox
Its:	President

LESSEE:

AF Services, LLC
By:/s/ Simon Abuyounes
Its:	President

STATE OF OHIO                                           )
)           SS:
COUNTY OF FRANKLIN                                                      )

BE IT REMEMBERED, that on this ____ day of ___________________, 20__, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ___________________________, by _____________________, its _____________________, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY WHEREOF, I have hereunto signed by name and affixed my official seal on the day and year aforesaid.

______________________________________
Notary Public

STATE OF OHIO                                           )
)           SS:
COUNTY OF FRANKLIN                                                      )

BE IT REMEMBERED, that on this ____ day of ___________________, 20__, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ___________________________, by _____________________, its _____________________, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY WHEREOF, I have hereunto signed by name and affixed my official seal on the day and year aforesaid.

______________________________________
Notary Public

IR01DOCS\427645.4

EXHIBIT A
Legal Description

[Please provide.]

IR01DOCS\427645.4                                                             Exhibit A

EXHIBIT B
Leased Space

[Please provide.]

IR01DOCS\427645.4                                                             Exhibit B

EXHIBIT C
Tenant Improvements

Lessor agrees to provide the following to Lessee the following tenant improvements as part of this lease:

1.
Remove walls surrounding unfinished space at the northwest corner of building.  Remove existing ceiling and light fixtures installed in ceiling.   Remove fire suppression system at finished ceiling height.

2.	Provide up to $25,000 in additional tenant improvements as requested by Lessee.

IR01DOCS\427645.4                                                             Exhibit C

EXHIBIT D
RULES AND REGULATIONS

Lessee agrees that it, its agents, employees, invitees and visitors will observe and comply with the following:

1.
Lessor agrees to furnish Lessee with two (2) sets of keys.  No additional lock or bolts of any kind will be placed on doors or windows by Lessee nor will any changes be made in existing locks or the mechanism thereof without Lessor’s prior written permission.  Lessee will, upon termination of its tenancy, return all keys to Lessor.  If a lock is to be changed, Lessee shall contact Lessor and Lessor shall make said change at Lessee’s expense.

2.
Lessee will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the Premises for Lessee, to Lessor for Lessor’s approval before performance of any contractual service.  This provision shall apply to all work performed in the Building including installation of communication equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment of any physical portion of the Building.

3.	No Lessee shall, at any time, occupy any part of the Building as sleeping or lodging quarters.

4.
Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from Lessee’s area or public restrooms regardless of whether such loss occurs when area is located against entry or not.

5.	No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building.

6.
None of the entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Lessee, Lessee’s agents, employees or invitees.

7.
No advertisement or other lettering will be exhibited, inscribed, painted or affixed on the outside of the Building (or on the inside of the Building to the extent the same is visible from the exterior of the Building) without the written consent of Lessor.  In the event of the violation of the foregoing, Lessor may remove same without any liability and at the expense of Lessee.

8.	No space in the Building will be used for any other use in violation of any governmental ordinances, rules or regulations.

9.	The requirements of Lessee will be attended to only upon notification of Lessor’s agents.

10.	Canvassing, soliciting and peddling in the Building is prohibited and Lessee shall cooperate to prevent the same.

11.
No recreation vehicle of any type (i.e. bus, mobile home, boat, camper, trailer, etc.) shall be parked in the parking lot surrounding the Building.  In the event of violation of the foregoing, Lessor may remove same without any liability and at the expense of Lessee.

12.
Lessee shall notify Lessor’s agent of its intent to park any passenger vehicle in the parking area surrounding the Building for longer than forty-eight (48) hours.  In notifying Lessor’s agent, Lessee shall provide a description of the vehicle, ie. make, model, color and license number, and the approximate length of time said vehicle will be on the Premises.  No vehicle shall remain on the Premises longer than seven (7) days.

13.	Lessee shall be responsible for the cleanliness of the area in front of and behind the Premises. If said area becomes cluttered with debris, trash, etc., Lessee is responsible for removing same.

14.
Lessee shall not store materials of any kind in front of or behind the Premises without Lessor’s prior written consent.  In the event of violation of the foregoing, Lessor may remove same without liability and at Lessee’s expense.

IR01DOCS\427645.4                                                             Exhibit D

It is the Lessor’s desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for Lessees.  Any action or condition not meeting this high standard should be reported directly to Lessor.  Your cooperation will be mutually beneficial and sincerely appreciated.  The Lessor reserves the right to make such other and future reasonable rules and regulations as in its judgment may, from time to time, be needful, for the safety, care and cleanliness of the leased premises, and for the preservation of good order therein.

IR01DOCS\427645.4                                                             Exhibit D

EXHIBIT E
LEASE GUARANTEE

Date: February 19, 2010

WHEREAS, reference is made to that certain Standard Industrial/Commercial Lease – Net by and between SARCOM Properties, Inc. , an Ohio Corporation, organized under the laws of the State of Ohio (“Lessor”), and AF Services, a limited liability company organized under the laws of the State of Delaware (“Lessee”), dated February 19, 2010, as supplemented, modified or amended as of the date hereof (the “Lease”); and

WHEREAS, Lessor has entered into the Lease with Lessee on the express condition that PC Mall, Inc., a Delaware corporation and parent company of Lessee (“PC Mall”), guaranty the rental obligations of Lessee under the under the Lease.

NOW THEREFORE, PC Mall, for mutual and valuable consideration, hereby agrees as follows:

1. PC Mall hereby guarantees the full and prompt payment and performance when due of the all rental obligations of Lessee under the Lease (the “Obligations”).  PC Mall agrees that this guaranty shall be enforceable by Lessor only after exhausting all of its remedies against Lessee.

2. This guaranty may be in addition to any other security held by Lessor for the payment of the Obligations.  PC Mall hereby waives notice of acceptance of this guaranty, notice of the creation, existence, or maturity of the indebtedness incurred, or other liabilities, and notice of default or extension of time of payment thereof.  PC Mall further waives presentment for payment and protest.

3. This guaranty shall terminate with no further action upon the earlier to occur of (i) the fulfillment of the Obligations and (ii) the date and time, if any, at which Lessee ceases to be a wholly owned subsidiary of PC Mall or all or a substantial portion of Lessee’s assets, including its rights under the Lease, are sold to a third party that is not an affiliate of PC Mall.

(Signature Page Follows)

Error! Unknown document property name.

IN WITNESS WHEREOF, PC Mall has executed this Guaranty as of the date first set forth above.

PC Mall, Inc.

By:
Name:
Title:

IR01DOCS\427645.4                                                             Exhibit E